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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405, 333-78447, 333-86469, 333-51586, 333-59246, 333-65578, 333-65456, 333-65858, 333-83334, 333-84626, 333-86674 and 333-87464 on Form S-3 and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-80834, 333-09633, 333-09637, 333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303, 333-78475, 333-51544, 333-38638, 333-64738, 333-71250, 333-58670, 333-89686, 333-98933, 333-102059 and 333-22003 on Form S-8 of our report dated February 25, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph with respect to the adoption of the fair value method of accounting for stock-based compensation and the consolidation provisions for variable interest entities in 2003, the non-amortization provisions for goodwill and other indefinite-lived intangible assets in 2002, and the modification of the accounting treatment relating to securitization transactions and the accounting for derivative instruments and hedging activities in 2001) appearing in this Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
New York, New York
February 25, 2004

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INDEPENDENT AUDITORS' CONSENT